Exhibit 99.1

Independent Auditors’ Report

The Board of Directors and Shareholders

The Copley Press, Inc.:

We have audited the accompanying combined balance sheets of The Midwest Newspaper Business of The Copley Press, Inc. (the Company), as of December 31, 2005 and 2006, and the related combined statements of operations, changes in parent company equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Midwest Newspaper Business of The Copley Press, Inc. as of December 31, 2005 and 2006, and results of its operations, changes in parent company equity, and its cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

San Diego, CA

May 24, 2007

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Combined Balance Sheets

December 31, 2005 and 2006

(In thousands)

	2005	2006
Assets
Current assets:
Cash and cash equivalents	$4,853	4,352
Accounts receivable, less allowance for doubtful accounts of $713 and $661 in 2005 and 2006, respectively	15,701	14,923
Inventories	2,845	2,809
Prepaid expenses and other current assets	490	556

Total current assets	23,889	22,640

Noncurrent assets:
Property, plant, and equipment, net of accumulated depreciation of $69,896 and $78,569 in 2005 and 2006, respectively	68,862	60,551
Goodwill	359,823	359,823
Prepaid retirement plan assets	8,479	4,636
Other assets	731	714

Total noncurrent assets	437,895	425,724

Total assets	$461,784	448,364

Liabilities and Parent Company Equity
Current liabilities:
Accounts payable	$4,657	3,862
Accrued compensation and related expenses	6,165	10,028
Advance subscription payments received	7,044	6,492
Deferred income taxes, net	714	1,218
Other current liabilities	6,805	8,281
Note payable to Parent Company	185,000	185,000

Total current liabilities	210,385	214,881

Noncurrent liabilities:
Postretirement plan liabilities	5,898	6,578
Deferred compensation	901	1,094
Deferred income taxes, net	38,871	43,206
Other liabilities	1,700	1,809

Total noncurrent liabilities	47,370	52,687

Commitments and contingencies (Note 6)
Parent company equity	204,029	180,796

Total liabilities and parent company equity	$461,784	448,364

See accompanying notes to combined financial statements.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Combined Statements of Operations

Years ended December 31, 2004, 2005 and 2006

(In thousands)

	2004	2005	2006
Net operating revenue:
Advertising	$107,744	105,388	104,000
Circulation	40,933	41,772	44,238
Commercial printing and other	9,492	9,724	10,591

Total revenue	158,169	156,884	158,829

Operating costs and expenses:
Operating costs	90,335	91,520	93,170
Selling, general, and administration	37,527	36,624	43,706
Depreciation and amortization	10,490	12,124	11,083
Loss (gain) on sales of assets	(278)	(89)	45

Total operating costs and expenses	138,074	140,179	148,004

Operating income	20,095	16,705	10,825

Other income (expense):
Related-party interest expense	(7,594)	(9,378)	(13,061)
Other	(45)	(44)	(49)

Other expenses	(7,639)	(9,422)	(13,110)

Income (loss) before income taxes	12,456	7,283	(2,285)
Income tax expense (benefit)	4,931	2,278	(1,042)

Net income (loss)	$7,525	5,005	(1,243)

See accompanying notes to combined financial statements.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Combined Statements of Changes in Parent Company Equity

Years ended December 31, 2004, 2005 and 2006

(In thousands)

Parent Company Equity
Balance at December 31, 2003	$217,443
Net income	7,525
Intercompany transfers, net	(10,666)

Balance at December 31, 2004	214,302
Net income	5,005
Intercompany transfers, net	(15,278)

Balance at December 31, 2005	204,029
Net loss	(1,243)
Intercompany transfers, net	(21,990)

Balance at December 31, 2006	$180,796

See accompanying notes to combined financial statements.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Combined Statements of Cash Flows

Years ended December 31, 2004, 2005 and 2006

(In thousands)

	2004	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,525	5,005	(1,243)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	10,490	12,124	11,083
Provision for deferred income taxes	9,330	3,957	4,839
(Gain) loss on sale of assets	(278)	(89)	45
Provision for losses in accounts receivable	736	1,151	743
Prepaid retirement plan assets	2,843	2,445	3,843
Postretirement plan liabilities and deferred compensation	1,060	1,039	872
Accounts receivable, inventories, prepaid expenses, and other current assets	(1,375)	(2,193)	5
Accounts payable and accrued compensation and related expenses	(488)	(516)	3,068
Subscription payments received in advance	(428)	827	(552)
Other current liabilities	795	1,566	1,476
Other items, net	530	50	110

Net cash provided by operating activities	30,740	25,366	24,289

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(20,862)	(6,671)	(2,916)
Proceeds from sale of property, plant, and equipment	412	94	99
Other items, net	(263)	(99)	17

Net cash used in investing activities	(20,713)	(6,676)	(2,800)

CASH FLOWS FROM FINANCING ACTIVITIES:
Transfers to Parent Company	(10,666)	(15,278)	(21,990)

Net cash used in financing activities	(10,666)	(15,278)	(21,990)

Net increase (decrease) in cash and cash equivalents	(639)	3,412	(501)
Cash and cash equivalents at beginning of year	2,080	1,441	4,853

Cash and cash equivalents at end of year	$1,441	4,853	4,352

Supplemental disclosures of cash flow information:
Noncash intercompany interest expense on note payable	$7,593	9,404	13,104

The Company does not pay income taxes - see Note 1 to combined financial statements	—	— `	—

See accompanying notes to combined financial statements.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

(1)	Summary of Significant Accounting Policies

(a)	Description of Business and Basis of Presentation of Combined Financial Statements

The accompanying combined financial statements present the combined balance sheets, statements of operations, changes in parent company equity, and cash flows of all the Illinois and Ohio newspaper operations of The Copley Press, Inc. and subsidiaries (the Parent Company), which are comprised of seven daily and two weekly newspapers as well as other publications and related websites (collectively referred to as Copley Midwest or the Company). These combined financial statements include the Company’s costs and expenses as well as allocations from the Parent Company for certain costs incurred by the Parent Company (see Note 7.) All significant intercompany accounts and transactions between the Illinois and Ohio newspaper operations have been eliminated in the combined financial statements.

Copley Midwest is comprised of two wholly owned subsidiaries and one division of The Copley Press, Inc. The subsidiaries are Copley Ohio Newspapers, Inc. and The Peoria Journal Star, Inc. and its wholly owned subsidiary, The Galesburg Printing & Publishing Co.

(b)	Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the carrying amount of property, plant, and equipment, intangibles, and goodwill; valuation allowances for receivables, inventories, and deferred income tax assets; insurance liabilities; and assets and obligations related to employee benefits.

(c)	Fair Value of Financial Instruments

Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, requires that fair values be disclosed for the Company’s financial instruments. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, advanced subscription payments received and other current liabilities approximate fair value due to the short-term nature of these instruments.

(d)	Cash and Cash Equivalents

Cash and cash equivalents generally consist of checking and money market accounts at December 31, 2005 and 2006.

(e)	Trade Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are generally recorded at the invoice amount and do not bear interest. The allowance for doubtful accounts is management’s best estimate of the amount of probable credit losses on accounts receivable. The Company has established credit policies and as part of such policies routinely assesses the financial strength of its major customers. Provisions have been made for potential losses for doubtful accounts based on factors surrounding the credit risk of specific customers, historic trends, and other information. Account balances are charged off against the allowance when it is probable the receivable will not be recovered.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

(f)	Inventories

Inventories consist primarily of newsprint inventory, which is valued at the lower of cost or market using the last-in, first-out (LIFO) method. If newsprint inventories had been determined by the first-in, first-out (FIFO) method, inventory amounts would have been increased by approximately $541,000 and $600,000 at December 31, 2005 and 2006, respectively. Other inventories are stated at the lower of cost (FIFO method) or market and were $727,000 and $803,000 at December 31, 2005 and 2006, respectively.

(g)	Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Depreciation has been computed principally by accelerated methods over the estimated lives of the related assets as follows:

Years
Machinery and equipment	3 to 11
Land improvements	7 to 20
Buildings and building improvements	7 to 35
Furniture and fixtures	7 to 10

(h)	Goodwill

Goodwill represents the excess of costs over the fair value of net assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). An impairment loss is recognized to the extent that the carrying amounts exceed the asset’s fair value. The Company has completed its assessment of impairment as of December 31, 2006, in accordance with SFAS 142, which did not indicate any impairment of goodwill.

(i)	Revenue Recognition

Revenue from advertising, net of discounts, is generally recognized at the time the advertisement is published. Circulation revenue is recognized primarily at retail prices at the time newspapers are delivered to subscribers. Other revenue is generally recognized as the related goods or services are provided.

(j)	Impairment of Long-Lived Assets

The Company accounts for impairment of long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses recoverability whenever events and circumstances occur, such as changes in the general market value of its long-lived assets or changes in its business operations that indicate possible impairment in the carrying value of the assets.

(k)	Defined Benefit Retirement and Other Postretirement Plans

The Parent Company has noncontributory defined benefit retirement plans covering eligible union and nonunion employees in which the Company participates. In addition, certain union employees participate in plans established under collective bargaining agreements to which the Company contributes. In general, benefits under the defined benefit plans are based on years of service and the employee’s five consecutive highest salary years in the last ten years of employment. The defined benefit plans are funded on a current basis in accordance with the Employee Retirement Income Security Act of 1974. Union plans are funded in accordance with the applicable collective bargaining agreements. Prior service costs and amortizable unrecognized net gains and losses are amortized over ten years.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

The Parent Company also has an unfunded supplemental executive retirement plan (SERP) for certain of the Company’s executive officers.

The Company recognizes the cost of postretirement medical and life insurance benefits on an accrual basis over the working lives of employees expected to receive such benefits.

The Company records annual amounts relating to its pension and postretirement plans based on calculations that incorporate various actuarial and other assumptions, including discount rates, mortality, assumed rates of return, compensation increases, turnover rates, and healthcare cost trend rates. The Company reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. The Company believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions. The net periodic costs are recognized as employees render the services necessary to earn the postretirement benefits.

(l)	Income Taxes

Historically, the Company’s results of operations have been included in the Parent Company’s consolidated income tax returns. Income tax expense (benefit) reported in the Company’s combined statements of operations has been calculated on a separate tax basis following the Parent Company’s tax methods and strategies, which are not necessarily reflective of the tax methods and strategies that the Company would have followed or will follow as a separate stand-alone entity. The Company does not have a written tax sharing agreement with the Parent Company.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(m)	Concentration of Credit Risk

The Company publishes newspapers in Illinois and Ohio and extends credit to qualified customers located primarily in the immediate geographical areas of publication. The Company has established credit policies and as part of such policies routinely assesses the financial strength of its major customers. Provisions have been made for potential losses for doubtful accounts based on factors surrounding the credit risk of specific customers, historic trends, and other information.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

(n)	Segment Reporting

The Company’s primary business is the publication of newspapers. The Company aggregates its newspapers into a single reporting segment, as its businesses have similar economic characteristics, products, types of customers and methods of distribution.

(o)	Fiscal Year

The Company is on a 52-53 week fiscal year, with the fiscal year ending on the Sunday nearest the calendar year-end. Fiscal year 2004 contained 53 weeks and ended on January 2, 2005 and fiscal years 2005 and 2006 each contained 52 weeks and ended on January 1, 2006 and on December 31, 2006, respectively. For presentation purposes, the Company has indicated its year-end as December 31.

(p)	Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 157, Fair Value Measurement (SFAS 157). SFAS 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The Statement does not require any new fair value measures. The Statement is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt SFAS 157 beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting SFAS 157 on its results of operations and financial position.

In September 2006, the FASB issued FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS 158). SFAS 158 requires companies to recognize the funded status of defined benefit pension and other postretirement plans as a net asset or liability and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income to the extent those changes are not included in the net periodic cost. This Statement is effective for reporting periods ending after June 15, 2007. The Company is currently evaluating the impact of adopting SFAS 158 on its results of operations and financial position.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. The provisions of FIN 48 will be effective for the Company on January 1, 2007, with any cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company’s assessment is that adopting FIN 48 will not have an impact on its results of operations and financial position.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

(2)	Property, Plant, and Equipment

Property, plant, and equipment at December 31, 2005 and 2006 consist of the following (in thousands):

	2005	2006
Machinery and equipment	$91,239	90,908
Land and land improvements	6,184	6,234
Buildings and building improvements	38,038	38,581
Furniture and fixtures	3,256	3,279
Construction in progress	41	118

	138,758	139,120

Less accumulated depreciation and amortization	(69,896)	(78,569)

	$68,862	60,551

(3)	Note Payable to Parent Company

In August 2000, in connection with the acquisition of its Ohio newspaper operations, the Company entered into an intercompany demand note with the Parent Company in the amount of $185,000,000. The note had an initial interest rate of 8% and was due on demand but in no event later than August 1, 2010. The interest rate on the note is reset annually to the prime lending rate in effect at Chase Manhattan Bank on the anniversary date of the note. The interest rate on the note was 4.0%, 4.25%, and 6.25% for the twelve months ended July 31, 2004, 2005 and 2006, respectively and 8.25% for the six months ended December 31, 2006. The blended effective interest rate on the note for the years ended December 31, 2004, 2005 and 2006 was 4.10%, 5.08%, and 7.08%, respectively. The interest accrued on this note is not paid in cash but through an intercompany transfer recorded semi-annually. In connection with the sale of the Company (see Note 8), this note payable to the Parent Company was contributed to equity and cancelled on the closing date in April 2007.

(4)	Retirement Plans

(a)	Defined Benefit Retirement and Other Postretirement Plans

The Parent Company has a defined benefit retirement plan, a SERP and a postretirement plan in which the Company participates. In connection with the sale of the Company (see Note 8) to GateHouse Media Illinois Holdings, Inc. (GateHouse), which closed in April 2007, the Parent Company retained the assets and liabilities related to these plans and the Company no longer participates in these plans. Vested benefits payable to the Company’s participants in the plan will be the responsibility of the Parent Company.

The Company uses a December 31 measurement date for the plans.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

The following tables set forth the defined benefit retirement and postretirement plans’ funded status and amounts recognized in the Company’s combined balance sheets and combined statements of operations and changes in parent company equity. As the fair value of plan assets and benefit obligation information provided by the plan administrator did not specifically identify the portion of the Parent Company plan assets and benefit obligation specifically allocable to the Company, a percentage of the Parent Company amounts were allocated using the ratio of projected benefit obligations for the Company to the Parent Company (in thousands):

	Pension benefits		SERP benefits		Postretirement benefits
	2005	2006	2005	2006	2005	2006
Fair value of plan assets at December 31	$47,195	56,258	—	—	—	—
Benefit obligation at December 31	(48,435)	(55,758)	(2,480)	(922)	(7,817)	(7,772)

Funded status	$(1,240)	500	(2,480)	(922)	(7,817)	(7,772)

Prepaid benefit (accrued) cost recognized in the consolidated balance sheets	$8,479	4,636	(1,330)	(792)	(5,898)	(6,578)
Weighted average assumptions as of December 31:
Discount rate	5.75%	6.00%	5.75%	6.00%	5.75%	6.00%
Expected return on plan assets	8.00%	8.00%	—	—	—	—
Rate of compensation increase	4.25%	4.25%	5.00%	5.00%	—	—
Benefit cost	$2,444	3,843	362	1,092	1,142	964
Employer contributions	—	—	—	1,630	119	111
Plan participants’ contributions	—	—	—	—	119	95
Benefits paid	3,349	3,267	—	1,630	432	380

Postretirement benefits were calculated using a 9.375% and a 10.25% annual rate of increase in the per capita cost of covered healthcare benefits in 2005 and 2006, respectively. It is assumed that the rate will decrease by 0.875% per year to 5% by the year 2012 and remain at that level for periods thereafter.

The accumulated benefit obligation for the pension plan was $49,579,000 and $42,269,000 at December 31, 2005 and 2006, respectively. The accumulated benefit obligation for the SERP was $1,671,000 and $793,000 at December 31, 2005 and 2006, respectively.

Under the provisions of SFAS No. 87, Employers’ Accounting for Pensions, the Company is required to record an adjustment in its minimum liability and intangible asset related to additional accumulated benefit obligations recorded in prior years. The Company’s adjustment to these accounts was an increase of $914,000 in 2005 and a reduction of $135,000 in 2006, which was determined by allocating a percentage of the Parent Company adjustment using the ratio of projected benefit obligation for the Company to the total projected benefit obligation for the Parent Company.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

Plan Assets

The weighted average asset allocation of the Company’s pension benefits were the same at December 31, 2005 and 2006 and were as follows:

Asset category:
Equity securities	60%
Fixed income	38
Cash and equivalents	2

100%

The Company’s policy is to allocate pension plan funds within a range of percentages for each major asset category as follows:

Range
Equity securities	60-70%
Fixed income	30-40
Cash and equivalents	0-5
Other	0-5

The Company may direct the transfer of assets between investment managers in order to rebalance the portfolio in accordance with the asset allocation ranges above to accomplish the investment objectives for the pension plan assets.

The Company’s investment policy is to maximize the total rate of return (income and appreciation) with a view to the long-term funding objectives of the pension plan. Therefore, the pension plan assets are diversified to minimize risks and to achieve a balance between risk and return and between income and growth of assets through capital appreciation.

In determining the expected long-term rate of return on assets, the Company evaluated input from its investment managers and actuaries, as well as long-term historical asset returns. Projected returns by such consultants are based on broad equity and bond indices.

The Company no longer participates in these plans provided by the Parent Company and does not anticipate making future contributions under any of these three plans after the closing of the sale of the Company.

(b)	Other Retirement Plans

The Parent Company’s Savings and Investment Plan permits eligible union and nonunion employees to contribute from 2% to 15% of their base compensation. The Company contributes an amount equal to 50% of certain employees’ contributions, not to exceed a maximum of 3% of the employees’ compensation. Company contributions to the Savings and Investment Plan were $863,000, $888,000 and $918,000 in 2004, 2005 and 2006, respectively.

The Parent Company provides certain executives and directors with the opportunity to participate in a nonqualified, deferred compensation plan (the Plan), which also provides for death and disability benefits. Under the Plan, participants may defer a minimum of $10,000 and up to a maximum of 100% of their base compensation. Annual deferrals are currently matched by a $5,000 Company contribution and earn interest at various rates. The Company contributions to the Plan were $15,000 in each of the three years presented. The compensation, which has been deferred since the Plan’s inception, has been accrued, including related interest. Interest expense related to the Plan was $39,000, $50,000 and $81,000 in 2004, 2005 and 2006, respectively.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

(5)	Income Taxes

The provision for income taxes for the years ended December 31, 2004, 2005 and 2006 consists of the following (in thousands):

	2004	2005	2006
Current:
Federal	$(3,116)	(601)	(4,146)
State	(1,283)	(1,078)	(1,735)

	(4,399)	(1,679)	(5,881)

Deferred:
Federal	7,227	3,221	3,421
State	2,103	736	1,418

	9,330	3,957	4,839

	$4,931	2,278	(1,042)

The items giving rise to the difference between the income tax rate computed by applying the statutory federal income tax rate to income before income taxes and the effective tax rate for the years ended December 31, 2004, 2005 and 2006 are as follows:

	2004	2005	2006
Federal income taxes at the statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	4.3	(3.0)	10.4
Other items, net	0.3	(0.7)	0.2

	39.6%	31.3%	45.6%

Significant components of the Company’s deferred tax liabilities and assets at December 31, 2005 and 2006 are as follows (in thousands):

	2005	2006
Deferred tax assets:
Postretirement benefits	$2,497	2,782
State taxes	3,376	3,687
Vacation accrual	1,385	1,367
Self insurance reserves	539	636
Bad debt reserves	233	208
Deferred compensation	382	463
Other	531	434

Total deferred tax assets	8,943	9,577

Deferred tax liabilities:
Depreciation and amortization	42,590	49,203
Pension plan	3,221	1,627
Accrued expenses	2,569	3,023
Other	148	148

Total deferred tax liabilities	48,528	54,001

Net deferred tax liabilities	$39,585	44,424

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

The Company has approximately $82,000,000 in unrecognized net operating losses for Ohio state tax purposes for which it does not expect to receive a tax benefit due to the phase-out of the Ohio Franchise Income Tax during the years from 2006 to 2010.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes that it is more likely than not that the Company will realize the benefits of the net deferred tax assets as of December 31, 2005 and 2006.

(6)	Commitments and Contingencies

The Company leases certain office space, transportation equipment, and other equipment under noncancelable operating leases expiring in various years through 2011. Total rental expense was $262,000, $234,000 and $240,000 in 2004, 2005 and 2006, respectively.

The future minimum lease commitments as of December 31, 2006 for all noncancelable leases are as follows (in thousands):

2007	$204
2008	206
2009	160
2010	100
2011	32
Thereafter	—

$702

The unaudited estimated cost to complete projects under construction, together with commitments to acquire other capital assets and investment property, was approximately $143,000 and $10,000 at December 31, 2005 and 2006, respectively.

The Parent Company has an unsecured $50,000,000 loan with Prudential Investment Management and other affiliated insurance companies (Prudential) for which the Company’s separately incorporated entities are guarantors. The loan has a balloon payment due on the maturity date of August 27, 2014. At December 31, 2005 and 2006, the outstanding debt was $50,000,000. The loan bears interest at the rate of 5.47%. The loan contains certain affirmative and negative covenants customary for these types of agreements. The Parent Company is in compliance with these covenants at December 31, 2005 and 2006. In connection with the sale of the Company in April 2007 (see Note 8), Prudential released the guarantees.

The Company is engaged in certain legal actions arising in the ordinary course of its business and believes, based in part on the advice of legal counsel, that the ultimate outcome of such matters will not have a material adverse effect on its liquidity, financial position, or results of operations.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Combined Financial Statements

December 31, 2005 and 2006

(7)	Related Party Transactions

(a)	Parent Company Allocations

The Company’s costs and expenses include allocations from the Parent Company for certain costs incurred by the Parent Company such as pension and supplemental executive retirement plan costs, employee benefit costs, and business insurance costs. These costs have been allocated to the Company based upon a specific identification of the expenses. Certain other corporate costs, including, but not limited to, executive management and administrative costs have been allocated using proportional cost allocation methods. The allocation methods are based on the ratios of Company totals to Parent Company consolidated totals for total revenue, total expenses, and payroll expense, as appropriate. Management believes the allocations to be reasonable; however, there can be no assurance that such allocations will be indicative of future results of operations of the business or reflective of historical results had the business been a separate, stand-alone entity during the periods covered.

Allocated costs included in the combined statements of operations were as follows for the fiscal years ended December 31, 2004, 2005 and 2006 (in thousands):

	2004	2005	2006
Parent Company administrative expenses	$4,038	3,368	3,852
Pension/SERP costs	3,004	2,806	4,935
Severance charges	—	—	1,918
Long–term incentive plan	466	371	337
Other	26	19	63

	$7,534	6,564	11,105

(b)	Intercompany Accounts with Parent Company

The Company maintains various intercompany accounts with the Parent Company. The types of transactions recorded in these accounts include but are not limited to net transfers of cash to and from the Parent Company, payments of newsprint and other expenses and the transfer of employee benefits, pension, SERP, long–term incentive program and charitable contribution costs as well as the payment of intercompany interest on the note payable to the Parent Company (Note 3). Certain Parent Company administrative charges, as noted above, were also reflected as transactions impacting the intercompany accounts. The intercompany accounts have been reflected in Parent Company equity for all periods presented as these accounts are excluded from the sale of the Company to GateHouse (see Note 8).

(8)	Subsequent Events

On March 13, 2007, the Parent Company signed a definitive Stock and Asset Purchase Agreement with GateHouse for the sale of all of the Company for $382,500,000. The transaction closed on April 11, 2007.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Combined Balance Sheets

(In thousands)

	December 31, 2006	March 31, 2007
		(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$4,352	2,379
Accounts receivable, less allowance for doubtful accounts of $661 and $582 in 2006 and 2007, respectively	14,923	13,248
Inventories	2,809	2,504
Prepaid expenses and other current assets	556	654

Total current assets	22,640	18,785

Property, plant, and equipment, net of accumulated depreciation of $78,569 and $80,551 in 2006 and 2007, respectively	60,551	58,286
Goodwill	359,823	359,823
Prepaid retirement plan assets	4,636	4,417
Other assets	714	637

Total assets	$448,364	441,948

Liabilities and Parent Company Equity

Current liabilities:
Accounts payable	$3,862	1,890
Accrued compensation and related expenses	10,028	6,882
Advance subscription payments received	6,492	6,670
Deferred income taxes, net	1,218	1,218
Other current liabilities	8,281	4,920
Note payable to Parent Company	185,000	185,000

Total current liabilities	214,881	206,580

Noncurrent liabilities:
Postretirement plan liabilities	6,578	6,801
Deferred compensation	1,094	1,099
Deferred income taxes, net	43,206	43,206
Other liabilities	1,809	1,961

Total noncurrent liabilities	52,687	53,067

Commitments and contingencies (Note 5)
Parent company equity	180,796	182,301

Total liabilities and parent company equity	$448,364	441,948

See accompanying notes to unaudited combined financial statements.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Unaudited Combined Statements of Operations

Three months ended March 31, 2006 and 2007

(In thousands)

	2006	2007
Net operating revenue:
Advertising	$24,625	23,341
Circulation	10,925	10,994
Commercial printing and other	2,663	2,745

Total revenue	38,213	37,080

Operating costs and expenses:
Operating costs	23,259	22,944
Selling, general, and administration	10,573	10,690
Depreciation and amortization	2,711	2,423

Total operating costs and expenses	36,543	36,057

Operating income	1,670	1,023

Other income (expense):
Related-party interest expense	(2,892)	(3,817)
Other	19	20

Total other expenses	(2,873)	(3,797)

Loss before income taxes	(1,203)	(2,774)
Income tax benefit	(535)	(1,120)

Net loss	$(668)	(1,654)

See accompanying notes to unaudited combined financial statements.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Unaudited Combined Statements of Changes in Parent Company Equity

Three months ended March 31, 2007

(In thousands)

Parent Company Equity
Balance at December 31, 2006	$180,796
Net Loss	(1,654)
Intercompany transfers, net	3,159

Balance at March 31, 2007	$182,301

See accompanying notes to unaudited combined financial statements.

MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Unaudited Combined Statements of Cash Flows

Three months ended March 31, 2006 and 2007

(In thousands)

	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(668)	(1,654)
Reconciliation to net cash used in operating activities:
Depreciation and amortization	2,710	2,423
(Gain) loss on sale of assets	56	(3)
Provision for losses in accounts receivable	352	211
Prepaid retirement plan assets	961	219
Postretirement plan liabilities and deferred compensation	259	228
Accounts receivable, inventories, prepaid expenses, and other current assets	1,618	1,671
Accounts payable and accrued compensation and related expenses	(2,598)	(4,955)
Subscription payments received in advance	294	178
Other accrued liabilities	(3,904)	(3,523)
Other items, net	458	229

Net cash used in operating activities	(462)	(4,976)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(315)	(171)
Proceeds from sale of property, plant, and equipment and other	1	15

Net cash used in investing activities	(314)	(156)

CASH FLOWS FROM FINANCING ACTIVITIES:
Transfers (to) from Parent Company	(1,117)	3,159

Net cash provided by (used in) financing activity	(1,117)	3,159

Net decrease in cash and cash equivalents	(1,893)	(1,973)
Cash and cash equivalents at beginning of period	4,853	4,352

Cash and cash equivalents at end of period	$2,960	2,379

Supplemental disclosures of cash flow information:
Noncash intercompany interest expense on note payable	$2,892	3,817
The Company does not pay income taxes—see Note 7 to combined financial statements

See accompanying notes to unaudited combined financial statements.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Unaudited Combined Financial Statements

March 31, 2007

(1)	Summary of Significant Accounting Policies

(a)	Description of Business and Basis of Presentation of Combined Financial Statements

The accompanying unaudited combined financial statements present the combined financial position, results of operations, and cash flows of all the Illinois and Ohio newspaper operations of The Copley Press, Inc. (the Parent Company), which are comprised of seven daily and two weekly newspapers as well as other publications and related websites (collectively, referred to as Copley Midwest or the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in comprehensive annual financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to Securities and Exchange Commission (“SEC”) rules and regulations. These financial statements include the Company’s costs and expenses as well as allocations from the Parent Company for certain costs incurred by the Parent Company (see Note 6). All significant intercompany accounts and transactions between the Illinois and Ohio newspaper operations have been eliminated in the combined financial statements.

Copley Midwest is comprised of two wholly owned subsidiaries and one division of The Copley Press, Inc. The subsidiaries are Copley Ohio Newspapers, Inc. and The Peoria Journal Star, Inc. and its wholly owned subsidiary, The Galesburg Printing & Publishing Co.

Management believes that the accompanying unaudited combined financial statements contain all adjustments (which include normal recurring adjustments) necessary for a fair statement of the financial position of Copley Midwest as of March 31, 2007, and the results of its operations and its cash flows for the quarters ended March 31, 2006 and 2007. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the full year. These unaudited combined financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s audited consolidated financial statements for the year ended December 31, 2006.

(b)	Inventories

Inventories consist primarily of newsprint inventory, which is valued at the lower of cost or market using the last-in, first-out (LIFO) method. If newsprint inventories had been determined by the first-in, first-out (FIFO) method, inventory amounts would have been increased by approximately $600,000 at both December 31, 2006 and March 31, 2007. Other inventories are stated at the lower of cost (FIFO method) or market and were $803,000 at December 31, 2006 and $681,000 at March 31, 2007.

(c)	Fiscal Year

The Company is on a 52-53 week fiscal year, with the fiscal year ending on the Sunday nearest the calendar year-end. The fiscal quarters in 2006 and 2007 contained 13 weeks and ended on April 2, 2006, and on April 1, 2007, respectively. For presentation purposes, the Company has indicated its quarter-end as March 31.

(2)	Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 157, Fair Value Measurement (SFAS 157). SFAS 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements.

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Unaudited Combined Financial Statements

March 31, 2007

The Statement does not require any new fair value measures. The Statement is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt SFAS 157 beginning on January 1, 2008. SFAS 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting SFAS 157 on its results of operations and financial position.

In September 2006, the FASB issued FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS 158). SFAS 158 requires companies to recognize the funded status of defined benefit pension and other postretirement plans as a net asset or liability and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income to the extent those changes are not included in the net periodic cost. This Statement is effective for reporting periods ending after June 15, 2007. The Company is currently evaluating the impact of adopting SFAS 158 on its results of operations and financial position.

(3)	Note Payable to Parent Company

In August 2000, in connection with the acquisition of its Ohio newspaper operations, the Company entered into an intercompany demand note with the Parent Company in the amount of $185,000,000. The note had an initial interest rate of 8% and was due on demand but in no event later than August 1, 2010. The interest rate on the note is reset annually to the prime lending rate in effect at Chase Manhattan Bank on the anniversary date of the note. The interest rate on the note for the three months ended March 31, 2006 and 2007 was 6.25%, and 8.25%, respectively. The interest accrued on this note is not paid in cash but through an intercompany transfer recorded semi-annually. In connection with the sale of the Company (see Note 8), this note payable to the Parent Company was contributed to equity and cancelled on the closing date in April 2007.

(4)	Retirement Plans

(a)	Defined Benefit Retirement and Other Postretirement Plans

The Parent Company has a defined benefit retirement plan, a supplemental executive retirement plan (SERP), and a postretirement plan in which the Company participates. In connection with the sale of the Company (see Note 8) to GateHouse Media, Inc., which closed in April 2007, the Parent Company retained the assets and liabilities related to the defined benefit retirement plan, the SERP, and the postretirement plan. As the Company no longer participates in these plans, the Company does not anticipate making future contributions related to these plans.

The Company uses a December 31 measurement date for the plans.

The following tables set forth the defined benefit retirement and postretirement plans’ costs recognized in the Company’s unaudited combined statements of operations for the three months ended March 31, 2006 and 2007 (in thousands):

	Pension benefits		SERP benefits		Postretirement benefits
	2006	2007	2006	2007	2006	2007
Benefit cost	$961	219	273	185	255	223

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Unaudited Combined Financial Statements

March 31, 2007

Postretirement benefits were calculated using a 9.375% and a 10.25% annual rate of increase in the per capita cost of covered healthcare benefits in 2005 and 2006, respectively. It is assumed that the rate will decrease by 0.875% per year to 5% by the year 2012 and remain at that level for periods thereafter.

(b)	Other Retirement Plans

The Company’s Savings and Investment Plan permits eligible union and nonunion employees to contribute from 2% to 15% of their base compensation. The Company contributes an amount equal to 50% of certain employees’ contributions, not to exceed a maximum of 3% of the employees’ compensation. Company contributions to the Savings and Investment Plan were $234,000 and $277,000 for the three months ended March 31, 2006 and 2007, respectively.

The Company provides certain executives and directors with the opportunity to participate in a nonqualified, deferred compensation plan (the Plan), which also provides for death and disability benefits. Under the Plan, participants may defer a minimum of $10,000 and up to a maximum of 100% of their base compensation or director fees. Annual deferrals are currently matched by a $5,000 Company contribution and earn interest at various rates. Company contributions to the Plan were $4,000 and $5,000 for the three months ended March 31, 2006 and 2007, respectively.

(5)	Commitments and Contingencies

The Parent Company has an unsecured $50,000,000 loan with Prudential Investment Management and other affiliated insurance companies (Prudential) for which the Company’s separately incorporated entities are guarantors. The loan has a balloon payment due on the maturity date of August 27, 2014. At March 31, 2006 and 2007, the outstanding debt was $50,000,000. The loan bears interest at the rate of 5.47%. The loan contains certain affirmative and negative covenants customary for these types of agreements. The Company is in compliance with these covenants at March 31, 2006 and 2007. In connection with the sale of the Company in April 2007 (see Note 8), Prudential released the guarantees.

The Company is engaged in certain legal actions arising in the ordinary course of its business and believes, based in part on the advice of legal counsel, that the ultimate outcome of such matters will not have a material adverse effect on its liquidity, financial position, or results of operations.

(6)	Related Party Transactions

(a)	Parent Company Allocations

The Company’s costs and expenses include allocations from the Parent Company for certain costs incurred by the Parent Company such as pension and supplemental executive retirement plan costs, employee benefit costs, and business insurance costs. These costs have been allocated to the Company based upon a specific identification of the expenses. Certain other corporate costs, including, but not limited, to executive management and administrative costs have been allocated using proportional cost allocation methods. The allocation methods are based on the ratios of Company totals to Parent Company consolidated totals for total revenue, total expenses, and payroll expense. Management believes the allocations to be reasonable; however, there can be no assurance that such allocations will be indicative of future results of

THE MIDWEST NEWSPAPER BUSINESS OF THE COPLEY PRESS, INC.

Notes to the Unaudited Combined Financial Statements

March 31, 2007

operations of the business or reflective of historical results had the business been a separate, stand-alone entity during the periods covered.

Allocated costs included in the unaudited combined statements of operations were as follows for the three months ended March 31, 2006 and 2007 (in thousands):

	2006	2007
Parent Company administrative charges	$963	1,242
Pension/SERP costs	1,234	404
Long-term incentive plan	84	70
Other	4	5

	$2,285	1,721

(b)	Intercompany Accounts with Parent Company

The Company maintains various intercompany accounts with the Parent Company. The types of transactions recorded in these accounts include but are not limited to net transfers of cash to and from the Parent Company, payments of newsprint and other expenses, and the transfer of employee benefits, pension, SERP, long-term incentive program, and charitable contribution costs as well as the payment of intercompany interest on the note payable to the Parent Company (see Note 3). These intercompany accounts have also been used to allocate certain Parent Company administrative charges as noted above. The intercompany accounts have been reflected in Parent Company equity for all periods presented as these accounts are excluded from the sale of the Company to GateHouse (see Note 8).

(7)	Income Taxes

Historically, the Company’s results of operations have been included in the Parent Company’s consolidated income tax returns. Income tax expense (benefit) reported in the Company’s statements of operations has been calculated on a separate tax basis following the Parent Company’s tax methods and strategies, which are not necessarily reflective of the tax methods and strategies that the Company would have followed or will follow as a separate stand-alone entity. The Company does not have a written tax sharing agreement with the Parent Company.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement 109 (FIN 48), and FASB Staff Position (FSP) No. 48-1, Definition of Settlement in FASB Interpretation No. 48 (FSP 48-1), which is an amendment to FIN 48, effective January 1, 2007. The Company has reviewed its income tax positions and determined that the implementation of FIN 48 and FSP 48-1 had no impact on the Company’s financial position or results of operations. The Company does not anticipate any increases or decreases in uncertain tax positions within the next twelve months. The Company recognizes penalties and interest, if any, relating to uncertain tax positions in the provision for income taxes.

(8)	Subsequent Events

On March 13, 2007, the Parent Company signed a definitive Stock and Asset Purchase Agreement with GateHouse Media, Inc. for the sale of all of the Company for $382,500,000. The transaction closed on April 11, 2007.